UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JAVELIN Mortgage Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	45-5517523
(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-182536

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

Common stock, par value $0.001 per share, of JAVELIN Mortgage Investment Corp. (the "Registrant") is to be registered hereby.  A description of the Common Stock is contained in the Registrant's prospectus forming part of its Registration Statement on Form S-11, Reg. No. 333-182536, as amended (the "Registration Statement"), under the caption "Description of Capital Stock." Such information is incorporated herein by reference to such section of the prospectus forming part of the Registration Statement.

Item 2.     Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JAVELIN Mortgage Investment Corp.

By: /s/ Scott J. Ulm

Scott J. Ulm

Co-Chief Executive Officer, Chief Investment Officer,

Head of Risk Management and Co-Vice Chairman

(Principal Executive Officer)

Dated:  September 28, 2012